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                                 EXHIBIT 99.1



[LOGO]                                    Safety-Kleen Corp.
                                          1000 N. Randall Road
                                          Elgin, Illinois  60123
                                          (847) 697-8460

FOR IMMEDIATE RELEASE                     For further information:
                                          Contact: Larry Rudnick (847) 468-2408
                                                   Maureen Fisk (847) 468-2452

                       JOHNSON RESIGNS AT SAFETY-KLEEN;
                   BRINCKMAN NAMED CEO; CHALHOUB PRESIDENT
                SAFETY-KLEEN TO EXPLORE STRATEGIC ALTERNATIVES

ELGIN, ILLINOIS -- AUGUST 8, 1997 -- Safety-Kleen Corp. announced today the resignation of John G. Johnson, Jr. as Director, President and Chief Executive Officer of the Company, effective immediately. Donald W. Brinckman, Chairman of the Company's board, has been appointed Chief Executive Officer. Mr. Brinckman previously served as the Company's Chief Executive Officer from 1968 until December 31, 1994. Joseph Chalhoub, Senior Vice President-Operations of the Company, has been named President and Chief Operating Officer.

Safety-Kleen also announced that its Board of Directors has initiated a process to explore strategic alternatives for enhancing shareholder value. The Board of Directors has engaged William Blair & Company to act as its adviser and to manage this process.

Safety-Kleen is an environmental and industrial service company dedicated to helping businesses of all sizes recycle and process their waste streams. Safety-Kleen stock is traded on the New York Stock Exchange under the symbol SK.